UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July  25, 2016

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On July 25, 2016, Charles H. Beynon delivered notice of his resignation from the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”), effective July 27, 2016. Mr. Beynon’s resignation from the Board did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Mr. Beynon was the chairman of the Board’s Audit Committee and also served on the Board’s Compensation Committee. Upon the effective date of Mr. Beynon’s resignation, (i) the Board’s Audit Committee shall consist of David P. Reiland (Chairman), Persio V. Lisboa and Cary B. Wood, (ii) the Board’s Compensation Committee shall consist of Mr. Wood (Chairman), Mr. Lisboa, Terence P. Fox and Thomas A. Wagner, and (iii) the Board’s Governance/Nominating Committee shall consist of Messrs. Fox (Chairman), Reiland and Wagner.

On July 26, 2016, the Board appointed Jason L. Bonfigt as the Company’s Vice President and Corporate Controller (and principal accounting officer), effective August 1, 2016.  Mr. Bonfigt, age 38, has served as Vice President of Finance of the Company’s wholly-owned subsidiary Brad Foote Gear Works, Inc. since May 2014, and before that served as the Company’s Director of Finance starting in March 2011. Mr. Bonfigt holds a bachelor’s degree in accounting and finance from the University of Wisconsin - Green Bay.  Mr. Bonfigt has no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

July 29, 2016	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)